Exhibit 99.2

Emerald Construction Management, Inc.

FINANCIAL STATEMENTS

For the Three Months Ended

March 31, 2022

INDEPENDENT ACCOUNTANTS’ COMPILATION REPORT

To the Board of Directors and Stockholders

of Emerald Construction Management, Inc.

Management is responsible for the accompanying financial statements of Emerald Construction Management, Inc., which comprise the balance sheet as of March 31, 2022, and the related statements of income and retained earnings and cash flows for the three months then ended, and the related notes to the financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. We do not express an opinion, a conclusion, nor provide any assurance on these financial statements.

July 13, 2022

Emerald Construction Management, Inc.

BALANCE SHEET

March 31, 2022

A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$197,531
Accounts receivable, net of allowance for doubtful accounts of $20,000	5,892,777
Contract assets	856,803
Prepaid expenses and other current assets	51,511
TOTAL CURRENT ASSETS	6,998,622
PROPERTY AND EQUIPMENT at cost, less accumulated depreciation and amortization	428,749
OTHER ASSETS
Operating lease right of use assets, net	93,778
Deposits and other assets	6,223
TOTAL ASSETS	$7,527,372
L I A B I L I T I E S
CURRENT LIABILITIES
Current portion of long-term debt	$113,687
Accounts payable	3,899,065
Contract liabilities	1,264,532
Operating lease liabilities	72,477
Accrued liabilities -
Losses on uncompleted contracts	39,654
Accrued expenses	3,793
Payroll, taxes and withholdings	185,750
TOTAL CURRENT LIABILITIES	5,578,958
LONG-TERM DEBT, less current portion above	315,536
OPERATING LEASE LIABITIES, less current portion above	21,685
TOTAL LIABILITIES	5,916,179
S T O C K H O L D E R S’ E Q U I T Y
COMMON STOCK	-
ADDITIONAL PAID IN CAPITAL	2,000
RETAINED EARNINGS	1,609,193
TOTAL STOCKHOLDERS’ EQUITY	1,611,193
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,527,372

See independent accountants’ compilation report and accompanying notes to the financial statements.

Emerald Construction Management, Inc.

STATEMENT OF INCOME AND RETAINED EARNINGS

Three months ended March 31, 2022

REVENUES	$9,244,864

COSTS of REVENUES	8,419,906

GROSS PROFIT	824,958

GENERAL AND ADMINISTRATIVE EXPENSES	351,475
OPERATING INCOME	473,483

OTHER INCOME (EXPENSE)
Interest expense	(4,531)
Other income	327,852
Gain on disposal of equipment	-
TOTAL OTHER INCOME (EXPENSE)	323,321

NET INCOME	796,804

Retained earnings January 1, 2022	$824,859

Distributions	(12,470)

Retained earnings, Mach 31, 2022	$1,609,193

See independent accountants’ compilation report and accompanying notes to the financial statements.

Emerald Construction Management, Inc.

STATEMENT OF CASH FLOWS

Three months ended March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$796,804
Adjustments to reconcile net income to net cash flows from operating activities -
Depreciation and amortization	41,382
Rent expense	384
Forgiveness of PPP Loan	(327,851)
Decrease (increase) in operating assets:
Accounts receivable	(1,603,542)
Contract assets	120,099
Other current assets	(3,729)
Increase (decrease) in operating liabilities:
Accounts payable	3,420,218
Contract liabilities	(2,649,543)
Accrued liabilities	(453,420)
NET CASH FLOWS FROM OPERATING ACTIVITIES	(659,198)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(27,262)
Distributions to stockholders/members	(12,470)
NET CASH FLOWS FROM FINANCING ACTIVITIES	(39,732)

Net increase (decrease) in cash	(698,930)

CASH AND CASH EQUIVALENTS- JANUARY 1, 2022	896,461
CASH AND CASH EQUIVALENTS - MARCH 31, 2022	$197,531

See independent accountants’ compilation report and accompanying notes to the financial statements.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Note 1 - Nature of operations and significant accounting policies

Nature of operations – Emerald Construction Management, Inc., d/b/a Emerald C.M., Inc. (“Company”) is a general contractor incorporated in Colorado in June 1985 that specializes in design build and construction management. The Company operates in Arkansas, Massachusetts, Missouri, Tennessee, Utah and Colorado. The Company, as a condition for entering into some of its construction contracts, had outstanding surety bonds as of March 31, 2022.

Significant Accounting Policies

Use of estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. Management’s estimates and assumptions include, but are not limited to estimates of contract revenue, costs and gross profit, backlog, collectability of accounts receivable, salvage values and estimated useful lives of property and equipment and payroll and applicable expenditures related to PPP Loans.

It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses.

Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Balance sheet classifications - The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts, retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Cash and cash equivalents -For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at acquisition as cash and cash equivalents in the accompanying balance sheet. The Company has interest-bearing deposits with financial institutions that maintained federal insurance in full for all accounts and limited coverage up to $250,000 per financial institution. At times, balances held at each financial institution may exceed this amount which represents a credit risk to the Company as any portion of the deposits in excess of this amount is not subject to federal insurance. Management monitors the soundness of this financial institution and feels the Company’s risk is negligible. The Company has not experienced any losses in such accounts to date.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Contracts Receivable - Contracts receivable include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis. When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Contracts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 60 days are considered delinquent. Interest continues to accrue on delinquent accounts until the account is past due more than one year, at which time interest accrual ceases and does not resume until the account is no longer classified as delinquent, Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Revenue Recognition - For contracts that are within the scope of FASB ASC 606, the Company performs the following five steps: (1) identify the contracts) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Performance Obligations and Recognition Method - The Company evaluates whether two or more contracts should be combined and accounted for as one single performance obligation and whether a single contract should be accounted for as more than one performance obligation. ASC 606 defines a performance obligation as a contractual promise to transfer a distinct good or service to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s evaluation requires significant judgment and the decision to combine a group of contracts or separate a contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The majority of the Company’s contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. However, occasionally the Company has contracts with multiple performance obligations.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the observable stand-alone selling price, if available, or alternatively the best estimate of the stand-alone selling price of each distinct performance obligation in the contract. The primary method used to estimate stand-alone selling price is the expected cost plus a margin approach for each performance obligation.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Revenue related to contracts with customers is recognized over time as work is completed due to the continuous transfer of control to the customer, typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress. Costs that do not depict progress toward satisfaction of the performance obligation are included in contract costs but may not result in revenue being recognized, for example when such costs are attributable to significant unanticipated inefficiencies that were not included in the price of the contract or significant re-work. At times costs may be incurred that are not reflective of the Company’s progress towards satisfaction of the performance obligation which may result in revenue being recognized only to the extent of such costs without any profit, for example uninstalled materials that are (1) not distinct, (2) control is transferred to the customer significantly before integration of the goods into the project, (3) cost of the transferred goods are significant relative to the total estimated costs of satisfying the performance obligation, and (4) the Company is not significantly involved in designing or manufacturing the goods.

Revenue on contracts with customers is measured based on consideration specified in a contract with a customer, and excludes any amounts collected on behalf of third parties. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue- producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Contract revenues are primarily derived from fixed-price construction contracts. The Company has determined that generally these fixed-price construction projects provide a distinct service and, therefore, qualify as one performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. Revenue is recognized over time, because of the continuous transfer of control to the customer as work is performed at the customer’s site and, therefore, the customer controls the asset as it is being constructed. The cost-to-cost measure of progress best depicts the transfer of control of assets to the customer, which occurs as costs are incurred.

Revenues from time-and material contracts are billed to customers as work is performed. The Company determined that generally time-and-material contracts contain a single performance obligation as the services and maintenance provided by the contracts are considered a series that are substantially the same and have the same pattern of transfer to the customer. The performance obligation is considered to be satisfied over time since the customer simultaneously receives and consumes the benefits of the time-and-material contracts.

Cost of revenues earned include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. The cost of significant uninstalled materials, re-work, or scrap is generally excluded from the cost-to-cost measure of progress as it is not proportionate to the entity’s progress in satisfying the performance obligation. When material, costs to fulfill a contract, including mobilization costs, prior to substantive work beginning are capitalized as incurred and amortized over the expected duration of the contract. For the three months ended March 31, 2022, the Company did not have any capitalized costs to fulfill a contract. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

The Company’s contracts may include retention provisions to provide assurance to customers that the Company will perform in accordance with the contract terms. The retention provisions are not considered a significant financing component. The balances billed but not paid by customers pursuant to these provisions generally become due upon completion and acceptance of the project by the customer. The Company has determined that there are no significant financing components included in construction contracts as of March 31, 2022.

Contract estimates including claims, unapproved change orders and variable consideration Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including contract modifications (unapproved change orders and claims), liquidated damages, volume discounts, performance bonuses, shared savings, incentive fees, and other terms that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to compensation or obligation for a reduction (as for liquidated damages), which can result in increases or decreases to a contract’s transaction price. The Company estimates variable consideration as the most likely amount to which it expects to be entitled. The Company includes variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. The estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the anticipated performance and all information (historic, current, and forecasted) that is reasonably available to the Company. The effect of a change in variable consideration on the transaction price of a performance obligation is recognized as an adjustment to revenue on a cumulative catch-up basis.

Contract modifications can result from changes in contract specifications or requirements that either creates new or changes existing enforceable rights and obligations of the parties to the contract. The Company considers unapproved change orders to be contract modifications for which customers have agreed to changes in the scope of the contract but have not agreed to the price.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events.

Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis.

To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis. Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the balance sheet.

Contract assets and contract liabilities - The timing of when the Company bills their customers on long-term construction contracts is generally dependent upon agreed-upon contractual terms, which may include milestone billings based on the completion of certain phases of the work, or when services are provided. When as a result of contingencies, billings cannot occur until after the related revenue has been recognized, the result is in unbilled revenue, which is included in contract assets. Additionally, the Company may receive advances or deposits from customers before revenue is recognized, resulting in deferred revenue, which is included in contract liabilities.

Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are classified as contracts receivable. Retainage subject to conditions other than the passage of time do not meet the definition of a receivable and are therefore included in contract assets and contract liabilities, as determined on a contract-by-contract basis.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Contract assets represent revenues recognized in excess of amounts paid or payable (contract receivables) to the Company on uncompleted contracts. Contract liabilities represent the Company’s obligation to perform on uncompleted contracts with customers for which the Company has received payment or for which contract receivables are outstanding. The following table provides information about contract assets and contract liabilities from contracts with customers as of March 31, 2022:

Contract assets
Revenue recognized in excess of amounts paid or payable (contract receivables) to the Company on uncompleted contracts (contract asset), excluding retainage	$572,902
Retainage included in contract assets due to being conditional on something other than solely passage of time	283,901

Total contract assets	$856,803

Contract liabilities
Payments received or receivable (contract receivables) in excess of revenue recognized on uncompleted contracts (contract liability), excluding retainage	$(1,266,855)
Retainage included in contract liabilities due to being conditional on something other than solely passage of time	2,323
Total contract liabilities	$(1,264,532)

As of March 31, 2022, the Company had approximately $8.9 million of estimated revenue expected to be recognized in the future related to performance obligation that are unsatisfied (or partially satisfied). See Note 10, Backlog, for further discussion.

Warranties - Contracts generally include assurance-type warranties that the Company’s performance is free from material defect and consistent with the specifications of the contracts, which do not give rise to a separate performance obligation. Historically, the Company has not experienced significant warranty costs.

Property and equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight- line method over the estimated useful lives of the assets, as noted below. Additions, renewals, and betterments that significantly extend the life of the asset are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Assets	Methods	Useful Lives
Equipment	Straight – line	5-10 three months
Furniture and fixtures	Straight – line	7 three months
Automobiles and trucks	Straight – line	5-7 three months
Leasehold improvements	Straight – line	10 three months

For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any related gain or loss is reflected in income for the period.

Operating lease right of use asset - Operating lease right of use assets are stated at cost less accumulated depreciation, amortization and impairment. The Company has two operating leases with an imputed annual interest rate of 8%. Both leases were renewed in May 2020 and expire in June 2023.

Impairment of long-lived assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the three months ended March 31, 2022, there was no impairment losses recognized for long-lived assets.

Income taxes – The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not have to pay corporate income taxes on its income, nor is it allowed a net operating loss carryforward or a carryback as a deduction. Instead, the stockholders are liable for income tax on the Company’s taxable income or loss. The Company consults with third party consultants to review their current tax filings and evaluate for uncertain tax positions. The years ended December 31, 2019 –2021 are open for examination by the Internal Revenue Service and various state agencies. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest or penalties at March 31, 2022.

See subsequent events for additional disclosures on income taxes.

Fair value disclosures – The fair value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses approximates carrying value, principally because of the short maturity of those items. The fair value of notes payable approximates the carrying value, principally because of the maturity dates of those notes and the current terms applicable to each note.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

New accounting pronouncements adopted – Effective January 1, 2022, the Company adopted ASU No. 2016-02, Leases. This ASU required the Company to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases it has in effect as of that date.

Additional accounting pronouncements have been issued recently; none of the additional pronouncements are expected to have a material impact on the Company’s financial statements.

Note 2 – Contracts receivable

Completed contracts	$352,193
Contracts in progress	5,560,584
Less allowances for losses	(20,000)

Accounts receivable, net	$5,892,777

Note 3- Revenues recognized and costs incurred on uncompleted contracts

As at March 31, 2022, the Company has accrued approximately $40,000 for losses on uncompleted contracts.

Work in process
Costs incurred on uncompleted contracts	$26,922,415
Estimated earnings	1,394,075

Contract revenue earned on uncompleted contracts	28,316,490

Billings to date	(29,010,443)
Less conditional retainage	2,323

Billings to date (excluding conditional retainage)	$(691,630)

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Included in the accompanying balance sheet under the following captions:

Contract assets	$572,902

Contract liabilities	(1,264,532)
$(691,630)

Note 4 - Property and equipment

Cost
Equipment	$65,371
Furniture and fixtures	56,262
Automobiles and trucks	851,040
Leasehold improvements	51,843

Total cost	1,024,516

Less accumulated depreciation and amortization	(595,767)

Net property and equipment	$428,749

Depreciation expense for the three months ended March 31, 2022 was $54,888 of which $52,324 was included in cost of revenues and the balance was included in general and administrative expenses on the statement of income.

Note 5 - Long-term obligations

Note payable to a bank, collateralized by automobile, interest at 4.8%. Payable in monthly installments totaling $1,386 through May 2023.	$19,720

Five notes payable to a finance company, collateralized by automobiles, interest at 5.7% - 7.8%. Payable in monthly installments totaling $5,692, with final payments during 2024.	130,931

Six notes payable to a finance company, collateralized by automobiles, interest at 6%. Payable in monthly installments totaling $3,617, with final payments during 2026.	151,035

Three notes payable to a finance company, collateralized by automobiles, interest at 6.1%. Payable in monthly installments of $2,237, with final payment due September 2027.	127,537

Total long-term debt	429,223

Less current portion	(113,687)

Noncurrent portion	$315,536

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Maturities of long-term debt are as follows:

Twelve months ended March 31,
2024	$103,817
2025	78,662
2026	50,865
2027	42,862
2028	39,330

Total long-term debt	$315,536

Note 6 – Operating lease liabilities

Operating

In January 2020, the Company renewed its then operating leases through June 2023, with monthly rental payments of approximately $6,500, including rent escalations and the Company’s allocated share of building expenses.

The following is a summary of operating lease liabilities:

Operating lease liabilities related to right of use assets	$94,162
Less current portion	72,477
Long-term	$21,685

Future minimum lease payments, for the twelve months ended March 31, are as follows:

2023	$78,636
2024	19,803
Total	$98,439

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Note 7 - Retirement plans

The Company sponsors a 401(k) profit sharing plan covering substantially all of their employees with minimal service hours and age requirements. In accordance with the plan, the Company may contribute a matching contribution equal to a percentage of the participant’s elective contributions. In addition, the Company may contribute an additional amount to each participant’s account. The matching contribution and the additional contributions are at the discretion of the Company’s management and are determined on an annual basis.

Note 8 - Cash flow disclosures

The following is a summary of supplemental cash flow information:

Cash paid for interest:	$4,531

Cash paid for income taxes:	$-

Non cash investing and financing activities:
Right of use asset and liabilities	$94,162

Note 9 - Major customers, risk concentrations and revenue disaggregation

As of March 31, 2022, approximately 83% of the Company’s contract receivables came from three customers.

For the three months ended March 31, 2022, the Company had three customers which made up approximately 83 % of revenues.

The Company’s revenues are all related to long-term construction contracts and the associated revenues are recorded over time.

As of March 31, 2022, the Company operated in 11 states, with concentrations as follows for the three months ended March 31:

Colorado	36%
Iowa	6%
Kansas	33%
Massachusetts	8%
Texas	12%

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Note 10 – Backlog of remaining performance obligations

The following schedule shows a reconciliation of backlog representing the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at March 31, 2022, and from contractual agreements in effect at March 31, 2022, respectively, on which work has not yet begun.

Backlog at January 1, 2022	$13,131,847

Contract adjustments	844,808

Contract revenue for new contracts	4,156,263

18,132,918
Less contract revenues earned	(9,244,864)

Backlog at March 31, 2022	$8,888,054

Note 11 – Common stock

In September 2018, by vote of the common shareholders, the Company consented to amending its Articles of Incorporation. The amended Articles of Incorporation will authorize the Company to have two classes of no par value, common stock (i) 10,000 shares of voting stock and (ii) 40,000 shares of non-voting stock to be authorized. As of December 31, 2019, there were 1,980 and 20 shares of non-voting and voting stock issued and outstanding, held by two shareholders, subject to their previous buy-sell agreement, the majority stockholder owned 85% of the non- voting and voting stock and the minority shareholder (“Minority Shareholder”) owns the remaining 15% of non-voting and voting stock.

Effective January 1, 2019, the Company’s majority shareholder (“Selling Shareholder”) entered into a stock transaction, whereby he sold all of his 1,683 shares of non-voting shares to a third party (while retaining his voting shares) in exchange for a 10 year note receivable (“Purchasing Note”). The third party (“Purchasing Shareholder”) is the Selling Shareholder’s son and the shares sold in the transaction are pledged against the note issued by the purchaser of the shares of stock. The Purchasing Shareholder, if not under default on his Purchasing Note, had the right to purchase the Selling Shareholder’s 17 voting shares at fair market value, not before January 1, 2024.

Effective June 1, 2019, the Minority Shareholder entered into a stock transaction, whereby he sold his 3 and 297 shares of voting and non-voting shares, respectively, to the Selling Shareholder for cash. As of June 1, 2019, the Minority Shareholder was no longer a shareholder of the Company and resigned his position within the Company as well.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

On December 31, 2021, the Purchasing Shareholder paid the Purchasing Note in full on his original transaction and the two parties agreed to accelerate the purchase option of the 17 shares of voting stock.

As of December 31, 2022, there are two shareholders of the Company, owning the following issued and outstanding shares of common stock:

	Non-voting	Voting
Selling Shareholder	297	3

Purchasing Shareholder	1,683	17

	1,980	20

See subsequent events for additional disclosures on common stock.

Note 12 - Change in significant estimates

Revisions in estimated contracts are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits increased net income by approximately $21,000 for the three months ended March 31, 2022 from contracts in progress previously.

Note 13 - Commitments and contingencies

The Company is contingently liable to a surety company under a general indemnity agreement. The Company agrees to indemnify the surety for any payments made on contracts of suretyship, guarantee, or indemnity. The Company believes that all contingent liabilities will be satisfied by their performance on the specific bonded contracts.

During 2021, the Company filed a complaint against a former subcontractor on a project for failing to pay second tier subcontractors, materialmen and suppliers and failing to timely perform its subcontract work, among other items. The Company’s claim is in excess of $300,000 to this subcontractor. The subcontractor then counterclaimed against the Company for breach of contract, among other items, totaling approximately $238,000 and filed a third-party complaint against the project owner for enforcement and foreclosure of its mechanic’s lien against the project for approximately $152,000 plus interest and costs (“Subcontractor Claim”). Management intends to vigorously defend such matters, denies liability and is asserting affirmative defenses on the Subcontractor Claim.

During 2021, the Company received a notice of claim from an individual alleging he received significant personal injuries from an accident at a project the Company was constructing (“Individual Claim”). The Company has tendered this claim to its general insurance carrier. As of the date of this report, no settlement demand has been made and no litigation has been filed.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

During 2021, the Company entered into a contract with a project owner that has a substantial liquidated damage clause in the amount of $5,000 per day, for each day of delay on a specific project. The project was approximately 200 days delayed and the potential liquidated damages that could be claimed by the project owner against the Company are approximately $1,000,000 (“Liquidated Damages Claim”). As of the date of this report, the Company has achieved substantial completion of the project and believes the delays on the respective project are attributable to or excusable from concurrent delays for which the Company would not be liable under the contract for the Liquidated Damages Claim. Management intends to vigorously defend such matters, if the project owner files a claim. As of March 31, 2022, the Company has a contract receivable of approximately $445,000, accrued loss on the project of approximately $6,000, a net contract asset of approximately $158,000 and approximately $87,000 of backlog to complete on this project.

Under the Company’s organizational documents, the Company’s officers, employees and directors are indemnified against certain liabilities arising out of their performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. In addition, several states in the U.S., including Colorado, where the Company is headquartered and operates, have declared a state of emergency. The Company’s operations will be affected by this pandemic, as suppliers may not be able to produce and deliver materials, travel restrictions may restrict access to client work sites and government shutdowns could delay formal project inspections. As of the date of this report, some of the Company’s projects have been impacted by temporary delays or reduced work-site hours. Management cannot reasonably estimate the length or severity of this pandemic, but currently anticipate a material adverse impact on the Company’s financial position, results of operations, and cash flows in 2022 or 2023.

In April 2020 and March 2021, the Company obtained Paycheck Protection Program Loans (“PPP Loan”) of $198,500 and $327,851, respectively, as part of the Small Business Administration’s (“SBA”) response to keep Company’s workforce employed during the Coronavirus (COVID-19) crisis. In 2021 the Company received (and accounted for) forgiveness of their original PPP Loan of $198,500 and in January 2022, the Company received (and accounted for) forgiveness of their second PPP Loan of $327,851 (included in other income on the statement of income for the three months ended March 31, 2022). The SBA has seven years to audit Company’s use of funds and require unauthorized funds to be repaid by the Company. As of the date of this report, Management believes they have properly utilized these funds and does not anticipate any repayment in future periods.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended March 31, 2022

Note 14 - Subsequent events

Management has evaluated subsequent events through July 13, 2022, the date the financial statements were available to be issued. The following items were noted:

●	On March 13, 2022, the shareholders of the Company entered into an Acquisition Agreement and Plan of Merger with urban-gro, Inc. (“Buyer”) and Emerald Merger Sub, Inc., whereby the shareholders of the Company (“Merging Shareholders”) exchanged their shares of the Company’s common stock for: (i) $5 million in cash and common stock of Buyer, (ii) less debt assumed by Buyer, (iii) plus a final purchase price adjustment based on a defined working capital at the date of close, (iv) less certain amounts to be paid by the Merging Shareholders out of the closing proceeds and (v) up to an additional $2,000,000 of earnout, should the Company meet certain financial targets and goals over the eight quarters following the close.

●	On April 29, 2022, the Company and the Buyer completed the transaction identified above. As of the date of this report, the Company no longer exists as it was merged into the Merger Sub as an operation of law and the Merger Sub changed its name to Emerald Construction Management, Inc. (the “Surviving Entity”) As a result, future operations of the Surviving Entity will become taxable to Buyer. Accordingly, the Surviving Entity will incur additional income tax obligations and future financial statements will include a provision for income taxes. The effect of this change is unknown, as it is a function of future income (or losses) and other factors controlled and managed by Buyer.

●	As a result of the Merger, the Merging Shareholders entered into certain indemnification clauses with Buyer, whereby the Merging Shareholders have agreed to indemnify Buyer for certain claims, including Subcontractor Claim, Individual Claim and Liquidated Damages Claim referenced above in Note 13. But for certain claims relating to breaches or inaccuracies of non-fundamental representations and warranties which are capped at $2.5 million, the liabilities of the Merging Shareholders are not capped.

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